Exhibit 10.38

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made and entered into as of November 11, 2016, by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and Gordon Snyder, an individual, as administrative agent for the Lenders (as defined below) (the “Agent”).

WHEREAS, the Company, the Agent and certain of the Lenders (as defined therein) are parties to that certain Loan Agreement dated as of October 2, 2012 (as amended by that certain (i) Amendment and Consent dated as of April 10, 2013, and (ii) Omnibus Amendment to Loan Agreement dated as of August 19, 2015, the “Deal A Loan Agreement”), related Security Agreements (as defined in the Deal A Loan Agreement) and other agreements and documents (collectively, including the Deal A Loan Agreement and the Security Agreements, the “Deal A Loan Documents”);

WHEREAS, the parties to the Deal A Loan Documents wish to amend the same in order to change certain terms as set forth below;

WHEREAS, the Lenders have agreed that the Company may incur new debt with a third party lender (the “AR Lender”) secured primarily by the Company’s accounts receivable and inventory and have directed the Agent to enter into such intercreditor arrangements to subordinate the Agent’s lien in the Company’s accounts receivable and inventory to the new lien of the AR Lender in such collateral; and

WHEREAS, the Company and the Agent have the full right, power and authority to amend the terms of the Deal A Loan Documents and, respectively, to bind the Company and the Lenders thereto.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1.	Definitions

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Deal A Loan Documents.

2.	Amendments to Deal A Loan Agreement
a.	Section 1.01 of the Deal A Loan Agreement is hereby amended as follows:
i.	The following definition shall be added in the appropriate alphabetical order:

“Final Maturity Date” means October 2, 2018.

ii.	The definitions of “Initial Maturity Date”, “Interest Amendment Date”, “First Extended Term” and “Second Extended Term” shall be deleted.

b.	Section 2.02 of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.02 Maturity. The principal amount of the Loans shall be due and payable on the Final Maturity Date.”

c.	Section 2.04 of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.04 Interest. The Company shall pay to each Lender interest on the unpaid principal amount of the Loan made by such Lender (in each of the following cases, with such interest to be paid monthly in arrears on the last Business Day in each month), (a) from the date of such Loan until and including September 1, 2015, at a rate per annum equal to 12%, (b) from and after September 2, 2015 until and including October 31, 2016, at a rate per annum equal to 18%, and (c)

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from and after November 1, 2016 until and including the Applicable Maturity Date, at a rate per annum equal to14%.  After the occurrence and during the continuance of an Event of Default pursuant to Section 6.01(a), interest on the unpaid principal balance of the Loan shall accrue until all obligations of the Company to each Lender have been paid in full, at a rate per annum equal to 18%.  Provided, however, notwithstanding the foregoing, any Lender may, at its request (which request shall be communicated in writing by Lender (or the Agent on such Lender’s behalf) to the Company), defer all interest due hereunder, in which case such interest shall accrue and be paid on the Applicable Maturity Date.”

d.	Section 2.05 of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.05 Fees. The Company agrees to pay to the Agent a fee (the “Administrative Agency Fee”) equal to 7% of the principal amount of the Loans funded hereunder, which fee shall be payable within thirty days following repayment in full of the Loans pursuant to Section 2.08. All fees payable under this Section 2.05 shall be nonrefundable.”

e.	Section 2.09(a) of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Optional Prepayments.

(i) Subject to Section 2.09(a)(ii) below, the Company may prepay at any time the outstanding amount of the Loans in whole or in part, provided that the Company shall pay to the Lenders a prepayment premium equal to either (I) if such prepayment date shall occur more than a year before the Final Maturity Date, an amount equal to interest on the outstanding principal amount being prepaid at a rate per annum equal to 14% for an interest period of a year of 360 days, or (II) if such prepayment date shall occur less than a year before the Final Maturity Date, an amount equal to interest on theoutstanding principal amount being prepaid  at a rate per annum equal to 14% for an interest period consisting of the number of days from and including the prepayment date to but excluding the Final Maturity Date.

(ii) Notwithstanding the foregoing Section 2.09(a)(i), if any Sale of the Company shall occur, and the Company shall choose to prepay in full the outstanding amount of the Loans in connection with the Sale of the Company, in lieu of the prepayment premium described in Section 2.09(a)(i), the Company shall pay to the Lenders a prepayment premium equal to 7% of the outstanding principal amount being prepaid.”

3.	Warrants

In connection with the execution of this Amendment, the Company shall deliver to the Agent warrants (the “Warrants”) in the name of each Lender in substantially the form attached hereto as Exhibit A, with each such warrant exercisable for 10 shares of the Company’s common stock for each $1,000 of principal outstanding under the Loans by such Lender, as set forth on Schedule 1 hereto. Each such Warrant shall be effective upon the applicable Lender’s delivery of a counterpart signature page thereto (which when so executed, together with the signature page of the Company, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement).

4.	Intercreditor Agreement

The Agent, on behalf of itself and the Lenders, shall promptly (and in any case no later than 15 days after the closing of the Company’s loan transaction with the AR Lender) enter into an intercreditor agreement with the AR Lender under which, among other things, the Agent shall subordinate the Agent’s lien in the Company’s accounts receivable and inventory to the new lien of the AR Lender in such collateral.

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5.	Fees and Disbursements of Counsel

The Company agrees to pay on demand the reasonable fees and disbursements of one special counsel for the Lenders in connection with the negotiation, preparation, execution, and delivery of the Amendment and related documents in an amount not to exceed $10,000; provided that Agent shall promptly provide the Company with a detailed invoice of such fees and disbursements of counsel upon request thereof.

6.	General

The term “Agreement” as used in the Deal A Loan Agreement shall for all purposes refer to the Deal A Loan Agreement as amended by this Amendment. Except to the extent expressly revised by the terms of this Amendment, all the terms and conditions of the Deal A Loan Documents remain in full force and effect. From and after the date of this Amendment, upon the request of the Agent or the Company, the Company and the Agent (on behalf of the Lenders) shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment. This Amendment shall be governed by and construed under the laws of the State of California without reference to the choice of law provisions thereof. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties.  This Amendment and the Warrants shall be deemed Loan Documents under the Deal A Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Loan Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		AGENT:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation		GORDON SNYDER

By:	/s/ Pam Marrone	/s/ Gordon Snyder
Pam Marrone Chief Executive Officer

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Schedule 1

Warrant Schedule

Lender	Principal Amount	Warrant Shares
Dan and Danna Holmes Charitable Remainder Trust I	$650,000	6,500
Dan and Danna Holmes Charitable Remainder Trust II	$650,000	6,500
Lorna Pomeroy	$1,000,000	10,000
Cindy Evans	$1,000,000	10,000
Cindy Evans Charitable Remainder Trust	$600,000	6,000
Lina Tans	$1,000,000	10,000
Anne Berndt 2012 Grandchildren’s Trust UAD 10/01/12 Anne Berndt TTEE	$750,000	7,500
Kevin Frank	$200,000	2,000
John and Wendy Evans Revocable Trust	$770,000	7,700
John and Wendy Evans Charitable Remainder Trust I	$400,000	4,000
John and Wendy Evans Charitable Remainder Trust II	$800,000	8,000
Jane Blair Vilas Revocable Trust	$1,180,000	11,800
Dan and Danna Holmes 2004 Revocable Trust	$200,000	2,000
Evans Family Limited Partnership	$500,000	5,000
Irrevocable Trust U/W J.H. Evans	$2,750,000	27,500
Total	$12,450,000	124,500

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